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                                                                   Exhibit 10.jj

                      FIRST AMENDMENT TO HUFFY CORPORATION
                          1998 KEY EMPLOYEE STOCK PLAN

This First Amendment is made and effective as of October 22, 1998 to the 1998 Key Employee Stock Plan (the "Plan"), adopted on April 17, 1998 by the Shareholders of Huffy Corporation (the "Company"), under the following circumstances:

A. The Company desires to amend the Plan (and the Plan so permits such amendment without shareholder approval) to permit option transfers to certain family members; and

B. On October 22, 1998, the Board of Directors approved amending the Plan, in accordance with the terms set forth below.

NOW, THEREFORE, the Plan shall be amended as follows:

1. DEFINITIONS. All capitalized terms herein, unless specifically defined in this Amendment, shall have the meanings given to them in the Plan.

2. AMENDMENT. Section 19(a) of the Plan is hereby amended in its entirety to read as set forth below:

         "(a) by the employee to a spouse, parent, child or grandchild (collectively, "Family Members") or to a trust for the benefit of the optionee or his or her spouse or children, to a family limited partnership, or to any other legitimate estate planning mechanism."

3. EFFECTIVE DATE AND AFFIRMATION. This Amendment shall be effective as of October 22, 1998. Except as amended hereby, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, this first Amendment has been executed as of October 22, 1998.

                                            HUFFY CORPORATION

                                            /s/ Nancy A. Michaud
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                                            Nancy A. Michaud